UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AXOS FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0867444
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	The New York Stock Exchange
6.25% Subordinated Notes Due 2026	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note
This Registration Statement on Form 8-A is being filed by Axos Financial, Inc., a Delaware corporation formerly known as BofI Holding, Inc. (the “Registrant”), in connection with the registration of its Common Stock, par value $0.01 per share and its 6.25% Subordinated Notes Due 2026 ("Subordinated Notes"), par value $25.00 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing to The New York Stock Exchange (“NYSE”). The Common Stock and Subordinated Notes had previously been registered and listed on the The NASDAQ Global Select Market under Section 12(b) of the Exchange Act.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the Common Stock to be registered see the section titled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on March 5, 2018 and incorporated herein by reference. For a description of the Subordinated Notes to be registered see the section titled “Description of Capital Stock” in the Registrant’s Registration Statement on a prospectus supplement dated February 25, 2016 (the “Prospectus Supplement”) to a prospectus dated February 20, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-202187), which was filed with the Commission on February 19, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	September 13, 2018	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer